Exhibit 10.7

ACTION OF THE
ADMINISTRATIVE COMMITTEE OF THE FARMER BROS. CO.
QUALIFIED EMPLOYEE RETIREMENT PLANS

Farmer Bros. Co. Retirement Plan

The undersigned members of the Administrative Committee, having the authority to act on the matter set forth below, hereby approve the following:

WHEREAS, Section 10.01 of the Farmer Bros. Co. Retirement Plan (the “Plan”) permits amendments to the Plan from time to time.

WHEREAS, this Committee deems it appropriate to amend the Plan as set forth below.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended effective as of December 6, 2012, as follows:

The definition of the term “Compensation” in Section 1.02 is amended by changing the ninth paragraph to read as follows: “Compensation shall exclude imputed income for auto allowance or company-paid life insurance, provided that such exclusion shall not apply to Participants whose Annuity Starting Date is before April 1, 2013.”

BE IT FURTHER RESOLVED, that the appropriate officers of the Company, and the individuals who have been properly delegated authority for the administration of the Plan, are hereby authorized to do such other things as may be necessary or advisable to give effect to the foregoing resolution.

Dated: December 6, 2012

/s/ Lloyd Patrick Quiggle Title: Vice President, Human Resources	/s/ Hortensia R. Gomez Title: Vice President, Controller
/s/ Jeffrey A. Wahba Title: Chief Financial Officer